UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington D.C. 20549

SCHEDULE 14A

(Rule 14A-101)

INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

(Amendment No.      )

Filed by the Registrant ☐                            Filed by a Party other than the Registrant ☒

Check the appropriate box:

☐	Preliminary Proxy Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☐	Definitive Proxy Statement

☐	Definitive Additional Materials

☒	Soliciting Material Pursuant to §240.14a-12

SUNTRUST PREFERRED CAPITAL I

(Name of Registrant as Specified in its Charter)

SUNTRUST BANKS, INC.

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

☒	No fee required.

☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

(1)	Title of each class of securities to which transaction applies:

(2)	Aggregate number of securities to which transaction applies:

(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

(4)	Proposed maximum aggregate value of transaction:

(5)	Total fee paid:

☐	Fee paid previously with preliminary materials.

☐	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

(1)	Amount Previously Paid:

(2)	Form, Schedule or Registration Statement No.:

(3)	Filing Party:

(4)	Date Filed:

CONSENT SOLICITATION STATEMENT

SUNTRUST PREFERRED CAPITAL I

Solicitation of Consents relating to

Proposed Amendments to the Amended and Restated Declaration of Trust

Governing its 5.853% Fixed-to-Floating Rate Normal PPS, liquidation amount

$1,000 per security (CUSIP No. 86800XAA6)

WE ARE EXTENDING THE CONSENT SOLICITATION TO 5:00 P.M., NEW YORK CITY TIME ON JUNE 23, 2009.

SunTrust Banks, Inc., the sponsor for SunTrust Preferred Capital I, is soliciting consents to amend the Amended and Restated Declaration of Trust of SunTrust Preferred Capital I. This action is subject to approval of the holders of record (as of May 29, 2009) of a majority in aggregate liquidation amount outstanding of our 5.853% Fixed-to-Floating Rate Normal PPS, liquidation amount $1,000 per security. On June 1, 2009 we filed a preliminary consent solicitation statement (the “Consent Solicitation Statement”) related to this solicitation.

We intend to file a definitive consent solicitation statement and consent card and distribute them to holders on June 17, 2009. In order to assure that holders have five business days to consent after we distribute those materials, we are extending the period that the consent solicitation is open so that the Consent Date (as defined in the Consent Solicitation Statement) will now be 5:00 p.m., New York City time, on June 23, 2009, unless we, in our sole discretion, further extend the period that the consent solicitation is open.

Requests for assistance in completing and delivering the Letter of Consent (as defined in the Consent Solicitation Statement) or requests for additional copies of the Consent Solicitation Statement, the accompanying Letter of Consent and other related documents should be directed to the Information and Tabulation Agent:

D.F. King & Co., Inc.

48 Wall Street

22nd Floor

New York, NY 10005

Banks and Brokerage Firms, Please Call: (212) 269-5550

All Others Call Toll-free: (800) 735-3107

Questions concerning the terms of the Consent Solicitation should be directed to the Lead Solicitation Agent:

Goldman, Sachs & Co.

Liability Management Group

One New York Plaza, 48th Floor

New York, New York 10004

(877) 686-5059 (toll-free)

(212) 902-5183 (collect)

June 16, 2009